UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2025

Packaging Corporation of America

(Exact name of registrant as specified in its charter)

Delaware	1-15399	36-4277050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 N. Field Court, Lake Forest, Illinois 60045

(Address of Principal Executive Offices, including Zip Code)

(847) 482-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PKG	New York Stock Exchange

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure under Item 8.01 is incorporated herein by reference.

Item 8.01.	Other Events.

Pursuant to the terms and conditions of the Purchase and Sale Agreement, dated June 30, 2025 (the “Purchase Agreement”), between Packaging Corporation of America (“PCA”), Greif, Inc. (“Greif”) and Greif Packaging LLC, PCA completed the acquisition (the “Acquisition”) of the containerboard business of Greif for approximately $1.8 billion in cash. The Greif containerboard business includes two containerboard mills with approximately 800,000 tons of production capacity and eight sheet feeder and corrugated plants located across the United States. The closing of the transactions contemplated by the Purchase Agreement was effective on August 31, 2025. A description of the Purchase Agreement and the transactions contemplated thereby was included in Item 1.01 of PCA’s Current Report on Form 8-K dated July 3, 2025, which is incorporated into this Item 8.01 by reference.

PCA funded the purchase price for the Acquisition with approximately $300 million of cash on hand and the net proceeds of $1.5 billion of new borrowings under term loan facilities under previously disclosed credit agreements (the “Term Loan Facilities”) and a previously disclosed senior note offering. A description of the Term Loan Facilities was included in Item 1.01 of PCA’s Current Report on Form 8-K dated August 6, 2025, which is incorporated herein by reference. A description of the senior note offering was included in Item 8.01 of PCA’s Current Report on Form 8-K dated August 15, 2025, which is incorporated herein by reference. On September 2, 2025, PCA fully drew down the Term Loan Facilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKAGING CORPORATION OF AMERICA
(Registrant)

By:	/s/ Kent A. Pflederer
Executive Vice President and Chief Financial Officer

Date: September 2, 2025